EXHIBIT 5


                             [TXU CORP. LETTERHEAD]



                                            June 14, 2005

TXU Corp.
1601 Bryan Street
Dallas, Texas 75201-3411

Ladies and Gentlemen:

     Reference is made to the proposed exchange (the "Exchange Offer") by TXU Corp., a Texas corporation (the "Company"), of the Company's (a) 4.80% Exchange Series O Senior Notes due 2009 (the "New 2009 Notes"), (b) 5.55% Exchange Series P Senior Notes due 2014 (the "New 2014 Notes"), (c) 6.50% Exchange Series Q Senior Notes due 2024 (the "New 2024 Notes") and (d) 6.55% Exchange Series R Senior Notes due 2034 (the "New 2034 Notes," and together with the New 2009 Notes, the New 2014 Notes and the New 2024 Notes, the "New Notes") for any and all of the Company's outstanding (w) 4.80% Series O Senior Notes due 2009, (x) 5.55% Series P Senior Notes due 2014, (y) 6.50% Series Q Senior Notes due 2024 and (z) 6.55% Series R Senior Notes due 2034, respectively, as contemplated in the registration statement on Form S-4 (the "Registration Statement") to be filed by the Company, on or about the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). In connection therewith, I (or attorneys under my direct supervision) have reviewed such documents and records as I have deemed necessary to enable me to express an opinion on the matters covered hereby.

     Based upon the foregoing, I am of the opinion that:

     When the Exchange Offer is consummated in the manner described in the Registration Statement (including the due authentication of the New Notes under the related indentures), the New Notes will be legally issued and binding obligations of the Company.

     This opinion is limited to the laws of the State of New York and the federal laws of the United States of America.

     I hereby consent to the use of my name in the Registration Statement and to the use of this opinion as an exhibit thereto. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated under the Act.

                                           Very truly yours,

                                           /s/Safal K. Joshi
                                           Safal K. Joshi
                                           Vice President &
                                           Associate General Counsel -
                                           TXU Legal